------------------------
                                                        | EXHIBIT 99.1         |
                                                        ------------------------

COMMUNITY WEST
BANCSHARES

445 PINE AVENUE, GOLETA, CA  93117

FOR IMMEDIATE RELEASE
CONTACT:   CHARLES G. BALTUSKONIS, SVP/CFO
PHONE:     805-692-4409
E-MAIL:    CBALTUSKONIS@GOLETA.COM
URL:       HTTP://WWW.COMMUNITYWEST.COM
SYMBOL:    CWBC

COMMUNITY WEST BANCSHARES ANNOUNCES INCREASES IN NET INCOME TO $.09 PER SHARE FOR SECOND QUARTER AND $.15 PER SHARE YEAR TO DATE

Goleta, California, July 23, 2003 - Community West Bancshares (Company) today announced operating results for the second quarter of 2003.

EARNINGS  SUMMARY

The Company recorded net income of $498,000, or $.09 per share (basic and diluted), for the three months ended June 30, 2003 (2003 Q 2), compared to net loss of $(1,972,000), or $(.35) per share (basic and diluted), for the three months ended June 30, 2002 (2002 Q 2). For the six months ended June 30, 2003, the Company recorded net income of $846,000, or $.15 per share (basic and diluted), compared to net loss of $(2,921,000), or $(.51) per share (basic and diluted), for the six months ended June 30, 2002.

     2003 Q 2 COMPARED TO 2002 Q 2
     -----------------------------

Net interest income after provision for loan losses decreased to $2,409,000 for 2003 Q 2 from $2,905,000 for 2002 Q 2. Net interest income before provision for loan losses decreased to $2,772,000 for 2003 Q 2 from $4,180,000 for 2002 Q 2. There was a general decline in interest rates and a product mix change in the quarterly comparison, which have narrowed the Company's net interest margin, but the primary reason for the margin decrease is the termination of the high-yield, short-term consumer lending business.

While the net interest margin compressed, the provision for loan losses was $363,000 for 2003 Q 2 compared to $1,275,000 for 2002 Q 2. During fiscal 2002 and continuing on to fiscal 2003, the credit quality has substantially improved, primarily due to the Company's tightened credit underwriting standards and the discontinuance of certain loan products. This includes high loan-to-value
(HLTV) and subprime lending loans, discontinued in the second quarter of 2002, and short-term consumer loans, formally discontinued as of December 31, 2002. In addition, the securitized loan portfolio continues to stabilize and pay down.

The aforementioned product discontinuance, and the centralization of the support functions of the Small Business Administration (SBA) and Mortgage Lending Division of Goleta National Bank (Bank), along with internal cost reduction programs, contributed to a decrease in non-interest expenses to $4,171,000 in 2003 Q 2 from $9,002,000 in 2002 Q 2. Included in the non-interest expenses in 2002 Q 2 was a $1,788,000 writedown for impairment of SBA interest only strips and servicing assets and a $1,340,000 lower of cost or market provision on loans held for sale.

     2003 SIX MONTHS COMPARED TO 2002 SIX MONTHS
     -------------------------------------------

Net interest income after provision for loan losses increased to $4,626,000 for the six months ended June 30, 2003 from $4,344,000 for the six months ended June 30, 2002. The provision for loan losses decreased to $708,000 for the six months ended June 30, 2003 from $3,551,000 for the six months ended June 30, 2002. The Company's non-interest expenses decreased to $8,526,000 for the six months ended June 30, 2003 from $15,465,000 for the six months ended June 30, 2002. The improvement reasons are basically the same as those detailed above for the quarterly comparison, and include asset writedowns, restructuring and cost reduction programs.
                             **********************
Lynda Nahra, President and Chief Executive Officer of the Bank, noted: "Our profit improvement initiatives that we commenced in 2002, and our team's diligent efforts, are continuing to have a favorable impact on our business prospects and operating results. 2003 Q 2 is the Company's fourth consecutive profitable quarter. We again are pleased to show benefits from prudent credit risk management and overall cost containment as we continue to focus on our core competencies, namely Relationship Banking, SBA Lending and Mortgage Lending."

CAPITAL

As of June 30, 2003, the Company had $32,936,000 in equity capital, or 11.08% of consolidated total assets. Additionally, the Bank had a very strong risk-based capital ratio of 14.04% as of June 30, 2003. Book value per share of the Company as of June 30, 2003 was $5.79.

COMPANY  OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Goleta National Bank, which has two full service branches, one in Goleta and one in Ventura, California. The Bank is one of the nation's largest SBA lenders with loan production offices located in California, Florida, Georgia, Nevada, North Carolina, Oregon, South Carolina and Washington. The principal business activities of the Company are Relationship Banking, SBA Lending and Mortgage Lending.

                          SEE ENCLOSED FINANCIAL TABLES
                           ***************************

SAFE  HARBOR  DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations. Furthermore, the Company has certain restrictions placed on its operations by the Office of the Comptroller of the Currency (OCC) until the OCC deems that the Bank has substantially complied with, and releases therefrom, the Consent Order, issued and signed on October 28, 2002

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in 000's, except share and per share data)


                               June 30, 2003    December 31, 2002
                              ---------------  -------------------
Cash and cash equivalents     $       26,013   $           33,371
Investments                           16,678                6,824
Loans:
  Held for sale                       40,516               43,284
                              ---------------  -------------------
  Held for investment                151,403              142,327
    Less: Allowance                   (2,698)              (3,379)
                              ---------------  -------------------
    Net held for investment          148,705              138,948
                              ---------------  -------------------
  Securitized loans                   51,527               66,195
    Less: Allowance                   (2,120)              (2,571)
                              ---------------  -------------------
    Net securitized loans             49,407               63,624
                              ---------------  -------------------
      NET LOANS                      238,628              245,856
                              ---------------  -------------------

Other assets                          15,958               21,159
                              ---------------  -------------------

      TOTAL ASSETS            $      297,277   $          307,210
                              ===============  ===================

Deposits                      $      217,986   $          219,083
Bonds payable                         37,773               50,473
Repurchase agreements                  4,600                    -
Other liablities                       3,982                5,567
                              ---------------  -------------------
      TOTAL LIABILITIES              264,341              275,123

Stockholders' equity                  32,936               32,087
                              ---------------  -------------------

TOTAL LIABILITIES AND
STOCKHOLDERS'
EQUITY                        $      297,277   $          307,210
                              ===============  ===================

Shares outstanding                 5,690,224            5,690,224

Book value per share          $         5.79   $             5.64
                              ===============  ===================

******************************************************************

Nonaccrual loans              $        9,747   $           13,965
SBA guaranteed portion                (5,951)              (8,143)
                              ---------------  -------------------

Nonaccrual loans, net         $        3,796   $            5,822
                              ===============  ===================

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in 000's, except share and per share data)


                           Three Months Ended June
                                      30,            Six Months Ended June 30,
                           ----------------------------------------------------
                              2003          2002         2003          2002
                           -----------  ------------  -----------  ------------
Interest income            $     5,199  $     7,622   $    10,379  $    15,201
Interest expense                 2,427        3,442         5,045        7,306
                           -----------  ------------  -----------  ------------
Net interest income              2,772        4,180         5,334        7,895
Provision for loan
losses                             363        1,275           708        3,551
                           -----------  ------------  -----------  ------------
Net interest income
after provision for loan
losses                           2,409        2,905         4,626        4,344
Non-interest income              2,517        2,697         5,186        6,085
Non-interest expenses            4,171        9,002         8,526       15,465
                           -----------  ------------  -----------  ------------
Income (loss) before
income taxes                       755       (3,400)        1,286       (5,036)
Provision (benefit) for
income taxes                       257       (1,428)          440       (2,115)
                           -----------  ------------  -----------  ------------
NET INCOME (LOSS)          $       498  $    (1,972)  $       846  $    (2,921)
                           ===========  ============  ===========  ============

Earnings per share:
     Basic                 $      0.09  $     (0.35)  $      0.15  $     (0.51)
     Diluted                      0.09        (0.35)         0.15        (0.51)

Weighted average shares:
     Basic                   5,690,224    5,690,224     5,690,224    5,690,224
     Diluted                 5,734,690    5,690,224     5,721,269    5,690,224